Exhibit 10.1

AMENDMENT TO AGREEMENT

The Agreement dated March 12, 2018 between Good Times Restaurants Inc. and Robert J. Stetson and Charles Jobson (the “Agreement”) is hereby amended this 13 day of April, 2018 by changing section 6(ii) of the Agreement to read:

 “Cash payments of $20,000.”

This Amendment to Agreement may be executed in counterparts electronically or by facsimile.

GOOD TIMES RESTAURANTS INC.

/s/ Geoffrey R. Bailey	By:	/s/ Boyd E. Hoback
Geoffrey Bailey
	Name:	Boyd E. Hoback

	Title:	President, CEO

/s/ Boyd E. Hoback
Boyd Hoback

/s/ Alan A. Teran
Alan Teran

/s/ Eric W. Reinhard
Eric Reinhard

/s/ Gary J. Heller
Gary Heller

/s/ Robert J. Stetson
Robert J. Stetson

/s/ Charles Jobson
Charles Jobson